UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 25, 2016, RPX Corporation (the “Company”) entered into an agreement with The Mangrove Partners Master Fund, Ltd. and Mangrove Partners (together, “Mangrove” and such agreement, the “Settlement Agreement”) for the purpose of, among other things, resolving a potential proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at its 2016 annual meeting of stockholders and effecting an orderly change in the composition of the Company’s Board.
Pursuant to the Settlement Agreement, the Company has appointed Gilbert S. Palter to serve as a Class I director on the Board, effective as of May 25, 2016. The Settlement Agreement also provides that Mangrove and RPX will mutually seek to identify an additional new director to the Board (the “Additional Director”), subject to the procedures described in the Settlement Agreement. Additionally, in connection with the Settlement Agreement, the Board has approved a $50 million increase in the Company’s share buyback authorization, for a total authorization of $150 million.
The Settlement Agreement also contains the following material terms:

•	Gilbert Palter will serve on the Compensation Committee, effective following his appointment to the Board.

•
If at any time after the date of the Agreement, Mangrove’s aggregate beneficial ownership of the Company’s common stock is less than 3% of the Company’s then issued and outstanding common stock, Mr. Palter (or his successor) shall immediately tender his resignation from the Board and any committee of the Board on which he then sits.

•
Further, Mangrove has agreed to observe voting and standstill provisions during the period beginning on the date of the Settlement Agreement until the date that is the earlier to occur of (a) 30 calendar days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the 2018 annual meeting of stockholders of the Company and (b) any termination of the Settlement Agreement as a result of a material breach by the parties thereto. Among other things, the standstill provisions provide, subject to certain limited exceptions, that Mangrove and its affiliates will not directly or indirectly:

◦	submit any stockholder proposal or any notice of nomination or other business for consideration to the Board;

◦
engage in any “solicitation” or otherwise become a “participant in a solicitation” as such terms are used in the proxy rules of the Securities and Exchange Commission, or publicly disclose how it intends to vote or act, except in certain limited circumstances;

◦	beneficially own more than 9.9% of the Company’s issued and outstanding common stock;

◦
sell in excess of 1% of the Company’s outstanding common stock to any third party (to the extent known that such third party is an activist with respect to the Company and has or will have beneficial ownership of more than 5% of the Company’s common stock);

◦	effect or seek to effect certain strategic transactions involving the Company; or

◦	institute any litigation against the Company, its directors or its officers, except in certain limited circumstances.

•
Mangrove has agreed to cause any shares of common stock beneficially owned by it to be voted in favor of (i) the election of any director nominated by the Board, (ii) against the election of any director not recommended by the Board, and (iii) otherwise in accordance with the Board’s recommendation, including in favor of any other matter recommended for stockholder approval by the Board, except in certain limited circumstances.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information
The Company will file a definitive proxy statement and other relevant documents concerning its 2016 annual meeting of stockholders with the Securities and Exchange Commission. Stockholders are urged to read the definitive proxy statement when it becomes available because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by the Company with the Securities and Exchange Commission either at the Securities and Exchange Commission’s website, www.sec.gov, or from the Company. The Company and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of the Company.

Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described above, in connection with the Settlement Agreement, effective May 25, 2016, the Board appointed Gilbert Palter to serve as a director of the Company and on the Compensation Committee of the Board. There are no family relationships between Mr. Palter and any director or executive officer of the Company, and Mr. Palter does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Palter and the Additional Director, when and if appointed, will participate in the compensation program for non-employee directors as described in the Company’s 2015 annual proxy statement filed with the Securities and Exchange Commission on April 28, 2015. Under the terms of those arrangements, Mr. Palter will receive an initial restricted stock unit with a target value of $175,000 upon his election to the Board, which vests in equal annual installments over three years, under the Company’s 2011 Equity Incentive Plan.

Item 8.01 Other Events.
On May 26, 2016, the Company and Mangrove issued a joint press release relating to the Settlement Agreement and the increase in the Company’s share buyback authorization. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated May 25, 2016, by and among RPX Corporation, the Mangrove Partners Master Fund, Ltd. and Mangrove Partners.
99.1	Joint Press Release issued by RPX Corporation and Mangrove Partners, dated May 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: May 26, 2016